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                                                                    EXHIBIT 10.7

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        BEHRINGER HARVARD NORTHPOINT I LP

        This Agreement of Limited Partnership ("Agreement") is effective as of ______________, 2004 by and between Behringer Harvard Northpoint I GP, LLC, a Texas limited liability company as the general partner (the "General Partner"), and Behringer Harvard Mid-TermValue Enhancement Fund I LP, a Texas limited partnership, as the limited partner (the "Limited Partner"), for the purpose of forming a limited partnership (the "Partnership") in accordance with the provisions of the Texas Revised Limited Partnership Act (the "Act").

1.      FORMATION AND FILINGS

        1.1 CERTIFICATE OF FORMATION. The parties hereto form a limited partnership pursuant to the Act. The General Partner shall complete, execute and file a Certificate of Formation pursuant to the Act.

        1.2 OTHER FILINGS. The General Partner shall prepare, execute, acknowledge, verify, file, record and publish all certificates, statements and documents (and amendments thereto) required by applicable law or necessary to protect the Partnership or to preserve the limited liability of the Limited Partner.

2.      NAME, OFFICE, AGENT FOR SERVICE OF PROCESS AND PURPOSE.

        2.1 NAME OF THE PARTNERSHIP. The name of the Partnership shall be "Behringer Harvard Northpoint I LP."

        2.2 PRINCIPAL EXECUTIVE OFFICE. The street address of the Partnership's principal executive office where the books and records are kept is 1323 North Stemmons Freeway, Suite 211, Dallas, Texas 75207

        2.3 AGENT FOR SERVICE OF PROCESS. The name and address for agent for service of process on the Partnership is as set forth in the Certificate of Formation.

        2.4 PURPOSE. The purpose of the Partnership is to acquire, own and hold that certain real property located in Dallas, Texas commonly known as the Northpoint I Office Building (the "Project") and lease, operate, manage, maintain, develop and improve the Project.

        2.5 TERM. The Partnership shall commence on the effective date of this Agreement and shall continue until December 31, 2090, unless earlier terminated pursuant to the terms of this Agreement.

3.      CAPITAL CONTRIBUTIONS AND FINANCING.

        3.1 CONTRIBUTION BY THE GENERAL PARTNER. The General Partner shall contribute to the capital of the Partnership cash in the amount of 0.1% of the net purchase price (after closing

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prorations and adjustments) plus closing and other costs associated with the purchase of the Project by the Partnership.

        3.2 CONTRIBUTION BY THE LIMITED PARTNER. The Limited Partner shall contribute to the capital of the Partnership cash in the amount of 99.9% of the net purchase price (after closing prorations and adjustments) plus closing and other costs associated with the purchase of the Project by the Partnership.

        3.3 ADDITIONAL CAPITAL CONTRIBUTIONS BY THE PARTNER. The Partners shall make additional contributions to the capital of the Partnership at such times and in such amounts as agreed to by the Partners. Except as expressly set forth herein, the Partners shall not be required to make any additional capital contributions and no capital contribution of any Partner shall bear interest or otherwise entitle the contributing Partner to a preferred return or compensation for the use of the contributed capital.

4.      MANAGEMENT.

        4.1 AUTHORITY OF GENERAL PARTNER. The General Partner shall be the manager of the activities of the Partnership and shall have all power and authority as a general partner is able to have under the Act.

        4.2 NO MANAGEMENT BY LIMITED PARTNER. The Limited Partner shall not participate in the management or operations of, or have any control over, the Partnership's business, nor shall the Limited Partner have the power to represent, act for, sign for or bind the General Partner or the Partnership.

        4.3 REIMBURSEMENT. The General Partner shall receive no compensation for its service hereunder, but shall be reimbursed for any costs, expenses, fees or other disbursements paid or incurred by it for or on behalf of the Partnership.

5.      DISTRIBUTIONS AND TAX ALLOCATIONS.

        5.1 DISTRIBUTIONS. After all creditors have been paid in full, any cash available for distribution to the Partners shall be distributed to the Partners as follows:

                5.1.1 Distributions of cash derived from the Partnership shall be distributed ninety-nine and nine tenths percent (99.9%) to the Limited Partner and one tenth of one percent (0.1%) to the General Partner.

        5.2 TAX ALLOCATIONS. For each taxable year of the Partnership (and for each portion of each taxable year treated separately under Internal Revenue Code ss. 706):

                5.2.1 Taxable income of and taxable loss of the Partnership shall be allocated ninety-nine and nine tenths percent (99.9%) to the Limited Partner and one tenth of one percent (0.1%) to the General Partner.

                5.2.2 Before any allocation under Section 5.2.1 (i) items of Partnership income and gain (including gross income), deduction, and loss shall be allocated in compliance with the


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"minimum gain chargeback" and then the "qualified income offset" provisions of the regulations under Internal Revenue Code 704(b), and (ii) subject to the prior application of clause (i) for any taxable year or period, then to offset as quickly as possible any allocation pursuant to clause (i).

                5.2.3 "Taxable income" and "taxable loss" shall mean the taxable income or taxable loss of the Partnership as determined for federal income tax purposes under Internal Revenue Code ss. 702(a)(8), modified by (i) including in the calculation thereof all items required to be separately stated under Internal Revenue Code ss. 702(a)(1)-(7) or otherwise required to be separately stated (including without limitation income exempt from tax and items treated as nondeductible expenditures not properly chargeable to capital account), and (ii) excluding, notwithstanding clause i) of this sentence, any item of income, gain, deduction, loss or credit specially allocated under this Agreement other than as part of a special allocation of taxable-income or taxable loss generally. In the event that property of the Partnership properly is reflected on its books in accordance with Treasury Regulations Section 1.704-1(b) at a value other than adjusted tax basis of such property for federal income tax purposes, then (i) "book" income, gain, deduction and loss with respect to such property, as determined in accordance with such Regulations, shall be allocated in the manner taxable income and taxable loss are allocated under this Agreement, and (ii) taxable income and taxable loss shall be allocated in the manner required by Section 704(c) of the Internal Revenue Code or the principles thereof as set forth in applicable Treasury Regulations.

6.      STATUS OF LIMITED PARTNER.

        6.1 NO PERSONAL LIABILITY. The Limited Partner shall not have any personal liability whatever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses beyond the amount agreed to be contributed by it to the capital of the Partnership as set forth in Section 3.2 except to the extent required by the Act. The Limited Partner shall not be obligate to restore any deficit in its capital account upon the liquidation of the Partnership or its Partnership Interest.

        6.2 BANKRUPTCY OR DEATH OF LIMITED PARTNER. The dissolution, bankruptcy, mental incompetency or legal disability of the Limited Partner shall not cause a dissolution of the Partnership, but the rights of the Limited Partnership to share in the profits and losses of the Partnership, and to receive distributions of Partnership funds shall, on the happening of such an event, devolve upon the Limited Partner's legal representatives or successors in interest, as the case may be, subject to the terms and conditions of this Agreement and the Partnership shall continue as a limited partnership. The Limited Partner's estate or other successor in interest shall be liable for all the obligations of the Limited Partner.

7. INDEMNIFICATION. To the fullest extent permitted by law, the General Partner, its Affiliates, their respective officers, managers, directors, partners, employees, members and agents or any person performing a similar function (individually, an "Indemnitee") shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, judgments, liabilities, obligations, penalties, settlements and reasonable expenses (including legal fees) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, but reason of its status as (i) the General


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Partner or an Affiliate therefore, or (ii) an officer, manager, director, employee, member or agent of the General Partner or an Affiliate thereof, regardless of whether the Indemnitee continues to be the General Partner or an Affiliate or an officer, manager, director, employee, member or agent of the General Partner or an Affiliate thereof at the time any such liability or expense is paid or incurred, unless the act or failure to act giving rise to indemnity hereunder constituted fraud or willful misconduct.

8.      BOOKS. RECORDS AND REPORTS.

        8.1 IN GENERAL. The General Partner shall be responsible for maintaining or causing to be maintained the books and records of the Partnership and making reports to partners in accordance with generally accepted accounting principles, prudent business practice and the Act.

        8.2 TAX ACCOUNTING. Capital accounts shall be maintained for each Partner in accordance with regulations under Section 704(b) of the Internal Revenue Code, and taxable income and taxable loss shall be determined in accordance with such regulations.

9. OUTSIDE INTERESTS. Any Partner, and any affiliate thereof, may engage or possess an interest in any other business venture of any nature and description, whether such ventures are competitive with the partnership or otherwise, independently or with others, including, but not limited to, the acquisition, ownership, syndication, financing, leasing, management, brokerage, operation, maintenance, construction and development of properties similar to the Property or Project, which may be located in the same market area or vicinity of the Property or Project. No Partner shall have any interest in any other such business by reason of an interest of the Partnership.

10.     TRANSFER OF PARTNER'S INTEREST.

        10.1 GENERAL PARTNER. The General Partner may not sell, exchange, assign, convey, pledge, encumber, hypothecate or otherwise transfer all or any portion of its interest in the Partnership without the consent of the Limited Partner.

        10.2 LIMITED PARTNER. The Limited Partner may not sell, exchange, assign, convey, pledge, encumber, hypothecate or otherwise transfer all or any portion of its interest in the Partnership except with the approval of the General Partner and in accordance with any deed of trust encumbering the Project.

        10.3 WITHDRAWAL. Except as otherwise provided in this Agreement or as agreed to by the General Partner, neither the General Partner nor the Limited Partner may withdraw from the Partnership.

11.     DISSOLUTION.

        11.1 TERMINATION. The Partnership will dissolve upon the earliest to occur of the following:

                11.1.1 The expiration of the Partnership's term, unless the Partners agree to extend the term of the Partnership past the date set forth in
Section 25;


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                11.1.2  The sale of all of the Partnership's assets

                11.1.3  The written consent of all of the Partners;

                11.1.4 Subject to Section 11.2, the death, incompetency, bankruptcy, insolvency, withdrawal or removal from the Partnership of the General Partner; or

                11.1.5  Entry of a decree of judicial dissolution.

        11.2 CONTINUATION OF PARTNERSHIP. Upon the occurrence of any event set forth in Section 11.1.4 with respect to the General Partner, the business of the Partnership shall be continued pursuant to the provisions of this Agreement if, within a period of ninety (90) days from the date of such occurrence, the Limited Partner shall elect in writing that it be so continued and shall designate one or more parties to be admitted to the Partnership as a General Partner. Any such party shall, upon admission to the Partnership, succeed to all of the rights and powers of a General Partner hereunder, provided, that the last remaining General Partner shall retain and be entitled to its share of profits, losses, distributions, and capital associated with the General Partner's Partnership interest.

        11.3 LIQUIDATION OF ASSETS. Upon a dissolution of the Partnership for any reason and, if required and within the period prescribed after any "liquidation" of the Partnership under regulations pursuant to Section 704(b) of the Internal Revenue Code, the General Partner shall take full account of the Partnership assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair market value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                11.3.1 To the payment of creditors of the Partnership, including Partners who are creditors to the extent permitted by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Partnership assets; and

                11.3.2 To the Partners in accordance with the positive balances in their capital accounts, as determined after taking into account all adjustments for the Partnership taxable year during which such liquidation occurs.

        11.4 LIQUIDATION. Notwithstanding the foregoing, in the case of a "liquidation" of the Partnership arising solely by reason of the application of
Section 708(b)(1)(B) of the Internal Revenue Code upon the sale or exchange of an interest in Partnership capital or profits, no actual distribution of Property shall be required. However, capital accounts of the Partners shall be adjusted and the provisions of this Agreement applied as though the Property of the Partnership had been distributed in liquidation in accordance with this Agreement and recontributed by the Partners; and the Partnership shall continue thereafter for the remaining balance of the original term of the Partnership in accordance with the provisions of this Agreement.

        11.5 TERMINATION. Upon completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the General Partner shall (and is hereby given the power and authority to) execute, acknowledge, swear to and record all documents required to effectuate the dissolution and termination of the Partnership.


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        11.6    DEFICIT CAPITAL ACCOUNTS. No Partner shall be required to
restore any deficit in its Capital Account.

12.     MISCELLANEOUS.

        12.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and, to the extent provided in this Agreement, shall be for the benefit of the successors and assigns of the respective Partners.

        12.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Partners with respect to the transactions contemplated herein and supersedes all prior or contemporaneous written or oral agreements to the contrary.

        12.3 SEVERABILITY. In the event any provision of this Agreement is declared by a court of competent jurisdiction to be void, voidable or unenforceable, such provision shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

        12.4 NOTICES. All notices under this Agreement shall be in writing and shall be given to the Partner entitled thereto, by personal delivery or by United States mail, posted to the address for such person specified in this Agreement or at such other address as such person may specify by notice given in accordance with this provision. Notice shall be effective upon receipt in the case of personal delivery or upon deposit in any official United States mail depository in the case of notice by mail properly given in accordance with this provision.

        12.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the local laws of the State of Texas.

        12.6 CAPTIONS. Paragraph titles or captions contained in this Agreement in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

        12.7 GENDER, NUMBER AND PERSON. Whenever required by the context hereof, each gender and number shall include each other gender and number; and the word "person" shall include an individual, trust, estate, corporation, partnership, joint venture, firm or other form of entity, organization or association.

        12.8 CONSENTS AND WAIVERS. No consent or waiver, express or implied, by any Partner required or permitted by this Agreement, or to or of any breach or default by another Partner in the performance by such other Partner of its obligations hereunder, shall be deemed or construed to be valid unless in writing, or to be a consent or waiver to or of any other breach or default in the performance of such other party of the same or any other obligations of such Partner hereunder. Failure on the part of any Partner to complain of any act of any of the other Partners or to declare any of the other Partners in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.


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        12.9    ATTORNEYS' FEES. In the event of any litigation, arbitration, or other action to enforce or interpret this Agreement, the prevailing party (as determined by the tribunal) shall be entitled to recovery such party's reasonable attorneys' fees and costs.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement of Limited Partnership effective as of the date first above written.

                                GENERAL PARTNER:

                                Behringer Harvard Northpoint I GP, LLC, a Texas limited liability company


                                By: ____________________________________
                                    Name:
                                    Title:

                                Address of the General Partner:

                                1323 North Stemmons Freeway, Suite 211
                                Dallas, Texas 75207


                                LIMITED PARTNER:


                                Behringer Harvard Mid-Term Value Enhancement
                                Fund I LP, a Texas limited partnership


                                By: ____________________________________
                                    Name:
                                    Title:

                                Address of Limited Partner:

                                1323 North Stemmons Freeway, Suite 211
                                Dallas, Texas 75207


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